Exhibit 10.1

LIMITED WAIVER AND AMENDMENT NO. 7
TO NOTE PURCHASE AGREEMENT

This Limited Waiver and Amendment No. 7 to Note Purchase Agreement (this “Amendment”), dated as of May 15, 2012 and made effective as of April 18, 2012, is made by and among AEMETIS ADVANCED FUELS KEYES, INC. (f/k/a AE Advanced Fuels Keyes, Inc.), a Delaware corporation (the “Company”), THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent (“Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND (“TEC Insight Fund Purchaser”), SPROTT PRIVATE CREDIT FUND L.P. (“Sprott PCF Purchaser”) and SPROTT PC TRUST (“Sprott PC Trust Purchaser,” and together with TEC Insight Fund Purchaser and Sprott PCF Purchaser, “Purchasers”).

RECITALS

A. The Company, Agent and Purchasers entered into a certain Note Purchase Agreement dated as of October 18, 2010, as amended by an Amendment No. 1 to Note Purchase Agreement dated as of March 10, 2011, as further amended by a Limited Waiver and Amendment No. 2 to Note Purchase Agreement dated as of June 20, 2011, as further amended by a Limited Waiver and Amendment No. 3 to Note Purchase Agreement dated as of August 31, 2011, as further amended by a Limited Waiver and Amendment No. 4 to Note Purchase Agreement dated as of November 8, 2011, as further amended by a Limited Waiver, Consent and Amendment No. 5 to Note Purchase Agreement dated as of January 31, 2012, and as further amended by Amendment No. 6 to Note Purchase Agreement dated as of April 13, 2012 (as the same may be further amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B. The Company has requested, and the Agent and Purchasers have agreed, to provide a limited waiver and amendment to the Agreement on the terms and conditions contained herein.

AGREEMENT

SECTION 1.           Reaffirmation of Indebtedness and Revenue Participation.  The Company hereby confirms that (a) as of May 15, 2012, the outstanding principal balance of the Notes and accrued and unpaid interest thereon (excluding any Default or Event of Default interest) is $7,086,580.00 and (b) as of May 14, 2012, the accrued and unpaid Revenue Participation (as defined in the Fee Letter) is $7,695,988.86.

SECTION 2.           Amendments.  As of the date hereof, the following sections of the Agreement shall be and hereby are amended as follows:

(A)           Recitals Part of Agreement.  The foregoing recitals are hereby incorporated into and made a part of this Agreement, including all defined terms referenced therein.

(B)           Section 1.1 (Definitions).  The definition of “Notes” shall be deleted in its entirety and replaced with the following:

“Notes” mean, collectively, (i) the Original Notes issued and purchased on the Closing Date pursuant to Section 2.1 in the aggregate original principal amount of $4,500,000, (ii) the Additional Notes issued and purchased on March 10, 2011 pursuant to Section 2.1 in the aggregate original principal amount of $3,500,000 as the same may be amended, restated or modified from time to time, (iii) the note issued and purchased in connection with the Limited Waiver and Amendment No. 2 to the Agreement in the original principal amount of $100,000, (iv) any notes issued and purchased in connection with the Limited Waiver, Consent and Amendment No. 5 to the Agreement in the principal amounts set forth therein (the notes referred to in clauses (iii) and (iv) shall be referred to as the “Waiver Notes”), (v) the note issued and purchased in connection with Amendment No. 6 to the Agreement in the original principal amount of $1,000,000, and (vi) the note issued and purchased in connection with Amendment No. 7 to the Agreement in the original principal amount of $213,000.

(C)           Section 4.3 (Payment of Principal; Waterfall on Notes). Section 4.3 of the Agreement is deleted in its entirety and replaced with the following:

“4.3          Payment of Principal; Waterfall on Notes.

(i)             From the date of this Agreement until June 30, 2012, the Company shall only pay to the holders of the Notes a principal payment in an amount equal to 50% of Free Cash Flow for each month in such period.  Given the nature and timing of the information needed to calculate the Free Cash Flow, the Company acknowledges that the Agent shall issue an invoice for each calendar month in such period and the Company shall pay such amount within five Business Days after its receipt of such invoice.

(ii)            Commencing on July 1, 2012, on the last Business Day of each week, the Company shall pay to the holders of the Notes a principal payment of $50,000.  The aggregate amount of all such principal payments for each calendar month shall be referred to as the “Minimum Monthly Base Principal Payment.”  The Company shall also pay to the holders of the Notes a principal payment that is equal to the positive difference between (A) the greater of (i) $0.05 per gallon of ethanol produced from the Cilion Plant and (ii) 50% of the Free Cash Flow of the Company and (B) the Minimum Monthly Base Principal Payment (such amount, the “Additional Monthly Base Principal Payment”).  Given the nature and timing of the information needed to calculate the Additional Monthly Base Principal Payment, the Company acknowledges that the Agent shall issue an invoice for each calendar month that the Agent determines that the foregoing formula requires that an Additional Monthly Base Principal Payment is due and the Company shall pay such amount within five Business Days after its receipt of such invoice.

(iii)           In addition to the foregoing, the Company shall pay to the holders of the Notes an additional principal payment of $300,000 on the final Business Day of each fiscal quarter commencing with the third quarter of 2012.

(iv)           All payments received by the Company on account of or in connection with the Program shall be applied first to the repayment of principal and interest outstanding on the Additional Notes.  For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, except with respect to proceeds received by the Company by or in connection with the Program which shall be applied first to repay the Additional Notes in full, the Notes shall be pari passu and all other amounts received by Agent or any Purchaser for the payment of principal and interest on the Notes shall be applied pari passu among the Notes.

(v)           The Company acknowledges and agrees that the payments required by this Section 4.3 are regularly scheduled payments of principal.”

(D)           Section 4.4 (Payment at Maturity).  Section 4.4 of the Agreement is deleted in its entirety and replaced with the following:

“4.4          Payment at Maturity.  On October 18, 2012 (the “Maturity Date”), the Company will pay the entire then outstanding principal amount of the Notes together with all accrued and unpaid interest thereon; provided, that the Maturity Date shall be extended for an additional period of six months for an extension fee to be determined between the Company and Agent so long as, at the time of such extension, (a) no Event of Default has occurred and is continuing with respect to any payment obligation under any Transaction Document and (b) at least $15,000,000 in proceeds from the Program are held in escrow pending release to the Company for repayment of the Notes in accordance with Section 4.6 of the Agreement.”

(E)            Section 5.3 (Note Restrictive Covenants).  Clause (xvii) of Section 5.3 of the Agreement is deleted in its entirety and replaced with the following:

“(xvii)      pay or otherwise redeem, exchange, purchase, retire or defease any Subordinated Debt, including any regularly scheduled payments of principal or interest on the Subordinated Debt.  For the avoidance of doubt, Subordinated Debt does not include ordinary course trade payables;”

SECTION 3.           Limited Waiver.  Subject to the terms, covenants and conditions of this Amendment, Agent waives any Event of Default which has occurred solely as a result of:

(A)           the failure of the Company to comply with the Minimum Quarterly Free Cash Flow covenant under Section 5.5(a) of the Agreement for the quarter ending June 30, 2012; and

(B)           the failure of the Company to comply with the Cilion Plant Minimum Quarterly Production covenant under Section 5.5(b) of the Agreement for the quarter ending June 30, 2012.

Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Agent or Purchasers of any covenant or provision of the Agreement, the other Transaction Documents, or of any other contract or instrument among the Company, any of its Subsidiaries, Purchasers and Agent, and the failure of Agent or Purchasers at any time or times hereafter to require strict performance by the Company or any of its Subsidiaries of any provision thereof shall not waive, affect or diminish any right of Agent or Purchasers to thereafter demand strict compliance therewith.  Agent and Purchasers hereby reserve all rights granted under the Agreement, the Transaction Documents and any other contract or instrument among the Company, any of its Subsidiaries, Purchasers and Agent.

SECTION 4.           Conditions to Effectiveness.  This Amendment, and the waivers contained herein, shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A)           Agent shall have received this Amendment duly executed by the parties hereto.

(B)           Agent shall have received an amendment fee consisting of (i) 1,000,000 shares of common stock of Aemetis, Inc. (f/k/a AE Biofuels, Inc.) (the “Amendment Common Stock”) and (ii) $213,000 (the “Amendment Note Amount”), which amendment fee shall be added to the principal balance of the Notes and deemed fully earned and nonrefundable.

(C)           Agent shall have received payment in cash in the amount of $78,674.50 for certain unreimbursed costs and expenses payable by the Company pursuant to the terms of the Agreement.

(D)           The Company shall cause Aemetis, Inc. to deliver share certificates representing the Amendment Common Stock by May 31, 2012.

(E)           Agent shall have received a Note duly executed by the Company in the original principal amount of the Amendment Note Amount.

(F)           Agent shall have received a Reaffirmation to Unconditional Personal Guaranty, duly executed by Eric McAfee.

(G)           Agent shall have received a Reaffirmation of Guaranty, duly executed by Aemetis, Inc. and McAfee Capital LLC.

(H)           Agent shall have received certified copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof, and of the resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance of this Amendment and the agreements and transactions contemplated hereby, including the issuance and sale of the Note.

(I)           Agent shall have received certified copies of the certificate of incorporation and bylaws of Aemetis, Inc. as in effect on the date hereof, and of the resolutions duly adopted by the board of directors of Aemetis, Inc. authorizing the execution, delivery and performance of the Reaffirmation of Guaranty and the issuance of the Amendment Common Stock.

(J)           Agent shall have received certified copies of the certificate of formation and operating agreement of McAfee Capital LLC as in effect on the date hereof, and of the resolutions duly adopted by the board of managers or similar governing body (if any) authorizing the execution, delivery and performance of the Reaffirmation of Guaranty.

(K)           Agent shall have received subordination agreements in form and substance satisfactory to Agent for (i) that certain 5% Subordinated Promissory Note dated as of January 9, 2012, in the principal amount of $2,500,000 and (ii) that certain 5% Subordinated Promissory Note dated as of January 6, 2012, in the principal amount of $500,000.

(L)           Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Agent may reasonably request.

The Company acknowledges and agrees that the failure to perform, or to cause the performance of, the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Agent and Purchasers shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Agent and Purchasers under the Agreement, the Notes and the other Transaction Documents.  In consideration of the foregoing and the transactions contemplated by this Amendment, the Company hereby (a) ratifies and confirms all of the obligations and liabilities of the Company owing pursuant to the Agreement and the other Transaction Documents and (b) agrees to pay all costs and expenses of Agent and Purchasers in connection with this Amendment.

SECTION 5.           Agreement in Full Force and Effect as Amended.  Except as specifically amended or waived hereby, the Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchasers thereunder, nor constitute a waiver of any provision of the Agreement or any other Transaction Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Purchasers whether under the Agreement, the other Transaction Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Transaction Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Transaction Document to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 6.           Representations.  The Company hereby represents and warrants to Agent and Purchasers as of the date of this Amendment as follows:  (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Transaction Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Transaction Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Transaction Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Transaction Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Amendment, it is not in default under the Agreement or any other Transaction Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Transaction Documents are true and correct in all material respects as of the date hereof as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 7.           Miscellaneous.

(A)           This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or scanned signature and that it accepts the facsimile or scanned signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.  The use of the word “including” in this Amendment shall be by way of example rather than by limitation.  The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Company and Agent.  This Amendment shall be considered part of the Agreement and shall be a Transaction Document for all purposes under the Agreement and other Transaction Documents.

(C)           This Amendment, the Agreement and the Transaction Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           The Company may not assign, delegate or transfer this Amendment or any of its rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Company or any of its Subsidiaries.  Nothing contained in this Amendment shall be construed as a delegation to Agent or Purchasers of the Company’s or any of its Subsidiaries’ duty of performance, including any duties under any account or contract in which Agent or Purchasers have a security interest or lien.  This Amendment shall be binding upon the Company and its respective successors and assigns.

(F)           All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Purchasers shall affect such representations or warranties or the right of Agent or Purchasers to rely upon them.

(G)           THE COMPANY HEREBY ACKNOWLEDGES THAT THE COMPANY’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY PURCHASER.  THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH PURCHASER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER TRANSACTION DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

AEMETIS ADVANCED FUELS KEYES, INC.

By:  /s/ Eric A McAfee
Name:  Eric A. McAfee
Title:    CEO

THIRD EYE CAPITAL CORPORATION, as Agent

By:  /s/ Arif Bhalwani
Name:  Arif Bhalwani
Title:    Managing Director

THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - INSIGHT FUND

By:  Third Eye Capital Credit Opportunities S.ar.l., its Managing General Partner

By:  /s/ Robert L. DeNormandie
Name:  Robert L DeNormandie
Title:  Manager

By:  /s/ Richard Goddard
Name:  Richard Goddard
Title:  Manager

SPROTT PRIVATE CREDIT FUND L.P.

By:  Sprott Genpar Ltd., its General Partner

By:  /s/ Kirstin McTaggart
Name:  Kirstin McTaggart
Title:   Chief Compliance Officer

SPROTT PC TRUST

By:  Sprott Asset Management L.P., its Manager

By:  /s/ Kirstin McTaggart
Name:   Kirstin McTaggart
Title:   Chief Compliance Officer

Signature Page to Limited Waiver and Amendment No. 7